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October 2007
3rd Quarter 2007
Earnings Webcast
EXHIBIT 99.2

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#2 / October 2007
Safe Harbor Regarding
Forward Looking Statements

This presentation contains forward-looking information about National Penn Bancshares, Inc. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private
Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as
"believe," "expect," "may," "will," "should,'' "project," "plan,'' "seek," "intend,'' or "anticipate'' or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of National Penn Bancshares and its subsidiaries. National Penn Bancshares cautions readers not to place undue reliance on these statements.
National Penn Bancshares' business and operations are subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following:
ineffectiveness of National Penn's business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; interest rate movements; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; disruption from announced transactions, and resulting difficulties in maintaining relationships with customers and employees; and challenges in establishing and maintaining operations in new markets. The foregoing review of important factors should be read in conjunction with the other cautionary statements that are included in National Penn
Bancshares' Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as well as in other documents filed by National Penn Bancshares after the date thereof.  National Penn Bancshares makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

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#3 / October 2007
Overview
(As of 9/30/2007)
•  Assets           $ 5.76 Billion
•  Deposits       $ 3.93 Billion
•  Loans            $ 3.79 Billion
•  Equity           $ 554.3 Million

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#4 / October 2007
*Per share information adjusted for a 3% stock dividend paid September 28, 2007.
Financial Highlights
3Q2007
                                 9/30/2007       9/30/2006*
Net Income             $16.81 million      $16.62 million  + 1.1%
Diluted EPS            $ 0.34               $ 0.33              + 3.0%
Cash Dividends     $ 0.1626          $ 0.1553          + 4.7%

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#5 / October 2007
                              9/30/2007         9/30/2006*
Net Income          $48.52 million   $47.74 million  + 1.6%
Diluted EPS         $ 0.97                  $ 0.96                 + 1.0%
Cash Dividends  $ 0.4879             $ 0.4670            + 4.5%
ROE                      11.94%              12.78%
ROA                        1.17%                1.25%
*Per share information adjusted for a 3% stock dividend paid September 28, 2007.

Financial Highlights
Year-to-Date 2007

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#6 / October 2007
Reconciliation Table for Non-GAAP Financial Measure 9/30/07		9/30/06
Return on average shareholders' equity	11.94%	12.78%
Effect of goodwill and intangibles	12.78%	14.56%
Return on average tangible equity	24.72%	27.34%
Average tangible equity excludes merger-related average goodwill and intangibles:
Average shareholders' equity	$543,218	$499,234
Average goodwill and intangibles	(280,795)	(265,787)
Average tangible equity	$262,423	$233,447
Financial Highlights
Year-to-Date 2007

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#7 / October 2007
Additional Information About the
National Penn/Christiana Transaction:
National Penn has filed a registration statement on Form S-4 in connection with the Christiana transaction, and together with Christiana, intends to mail a proxy statement/prospectus to Christiana stockholders in connection with the transaction.  Shareholders are urged to read the proxy
statement/prospectus when it becomes available, because it will contain important information. You may obtain a free copy of the proxy statement/prospectus (when it is available) as well as other filings containing information about National Penn, at the SEC's web site at www.sec.gov. A free copy of the proxy statement/ prospectus, and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus, may also be obtained from National Penn or Christiana, by directing the request to either of the following persons:
Ms. Sandra L. Spayd                                         Mr. Chris J. Cusatis
Corporate Secretary                                        Senior Vice President & Chief Financial Officer
National Penn Bancshares, Inc.                 Christiana Bank & Trust Company
Philadelphia and Reading Avenues          3801 Kennett Pike
Boyertown, PA 19512                                      Greenville, DE 19807
(610) 369-6202                                                   (302) 888-7730

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#8 / October 2007
Additional Information About the
National Penn/KNBT Transaction:
National Penn has filed a registration statement on Form S-4 in connection with the KNBT transaction, and National Penn and KNBT intend to mail a joint proxy statement/
prospectus to their respective shareholders in connection with the transaction.
Shareholders and investors are urged to read the joint proxy statement/prospectus when it becomes available, because it will contain important information about
National Penn, KNBT and the transaction. You may obtain a free copy of the joint proxy statement/ prospectus (when it is available) as well as other filings containing information about National Penn and KNBT, at the SEC's web site at www.sec.gov. A free copy of the joint proxy statement/prospectus, and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus, may also be obtained from National
Penn or KNBT, by directing the request to either of the following persons:
Ms. Sandra L. Spayd                                        Mr. Eugene Sobol
Corporate Secretary                                        Senior Executive Vice President &
National Penn Bancshares, Inc.                   Chief Financial Officer
Philadelphia and Reading Avenues            KNBT Bancorp, Inc.
Boyertown, PA  19512                                     90 Highland Avenue
610-369-6202                                                    Bethlehem, PA 18017
                                                                              (610) 807-5888
National Penn, KNBT and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of National Penn and
KNBT in favor of the transaction.  Information regarding the interests of the executive officers and directors of National Penn and KNBT in the transaction will be included in the joint proxy statement/prospectus.